Exhibit 99.1

               AMERICAN INDUSTRIAL PROPERTIES REIT
             Final Report of Inspectors of Election
                 Annual Meeting of Shareholders
                        December 13, 1995


We, the subscribers, Inspectors of Election, do hereby certify:

1. We were duly appointed to act as Inspectors of Election at the Annual Meeting of Shareholders of American Industrial Properties REIT (the "Trust"), held on December 13, 1995, at 9:00 A.M., at 6220 North Beltline, Suite 212, Irving, Texas.

2. At the close of business on November 9, 1995, the record date for the determination of shareholders entitled to vote at the Meeting, there were outstanding and entitled to vote 9,075,400 shares, each entitled to cast one vote per share.

3. The holders of a total of 6,483,040 shares of the Trust's common stock entitled to vote were present in person or represented by proxy at the Meeting, or 71.44% of the total shares issued and outstanding and entitled to vote at the Meeting, constituting a quorum.

4. At the Meeting, the following named persons received the following votes with respect to the election of Trust
     Managers:

                              FOR                 WITHHELD

     William H. Bricker       2,946,786            266,751

     Charles W. Wolcott       2,955,025            258,512

     Paul O. Koether          3,207,521             45,095

     John W. Galuchie, Jr.    3,199,405             53,211

     Richard M. Bossert       3,198,846             53,770

5. At the Meeting, the votes cast for, against and abstaining with respect to the Amendment of the By-laws were as follows:

     FOR                      AGAINST              ABSTAIN
     3,672,703                1,952,840            100,719

6. At the Meeting, the votes cast on the proposal to ratify the appointment of Ernst & Young as independent auditors for the year ended December 31, 1995, were as follows:

     FOR                      AGAINST              ABSTAIN
     6,338,799                52,359                74,995

IN WITNESS WHEREOF, we have made this Final Report and have hereunto set our hands this 4th day of January, 1996.



                                 /s/   Michael   J. Barbera
                                        Michael J. Barbera


                                 /s/  Creighton  D.  Dunlop
                                     Creighton D. Dunlop